PORTFOLIO MANAGEMENT AGREEMENT

     THIS AGREEMENT dated and effective as of March 16, 2001, among Lend Lease Rosen Real Estate Securities, LLC, a Delaware Limited Liability Company (the "Sub-Advisor"); Fremont Investment Advisors, Inc., a Delaware corporation (the "Advisor"); and Fremont Mutual Funds, Inc., a Maryland corporation (the "Fund").

     WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, diversified management investment company and is authorized to issue separate series (the "Series"), each of which may offer a separate class of shares of beneficial interest, each Series having its own investment objective, policies and limitations; and

     WHEREAS, the Fund presently offers shares of a particular series named the Fremont Real Estate Securities Fund (the "Real Estate Securities Series"); and

     WHEREAS, the Fund has retained the Advisor to render investment management and administrative services to the Real Estate Securities Series; and

     WHEREAS, the Advisor and the Fund desire to retain the Sub-Advisor to furnish portfolio management services to the Real Estate Securities Series in connection with Advisor's investment management activities on behalf of the Series, and the Sub-Advisor is willing to furnish such services to the Advisor and the Real Estate Securities Series;

     NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Sub-Advisor, the Advisor and the Fund as follows:

     1. APPOINTMENT. The Advisor and the Fund hereby appoint Sub-Advisor to provide portfolio management services to the Advisor and the Fund with respect to certain assets of the Real Estate Securities Series for the periods and on the terms set forth in this Agreement. The Sub-Advisor accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

     2. SUB-ADVISOR DUTIES. Subject to the supervision of the Advisor, the Sub-Advisor shall have full discretionary authority as agent and attorney-in-fact with respect to the portion of assets of the Real Estate Securities Series' portfolio assigned to the Sub-Advisor, from time to time by the Advisor or the Board of Directors, including authority to: (a) buy, sell, exchange, convert or otherwise trade in any stocks and marketable real estate securities without limitation and (b) place orders for the execution of such securities transactions with or through such brokers, dealers, or issuers as Sub-Advisor may select. The Sub-Advisor will provide the services under this Agreement in accordance with the Real Estate Securities Series' registration statement filed with the Securities and Exchange Commission ("SEC"), as amended and supplemented from time to time. The Advisor will provide the Sub-Advisor with a copy of each registration statement, amendment and supplement promptly after it has been filed with the SEC. The parties acknowledge that the Sub-Advisor's performance objective is as set forth in Appendix A; however, failure to satisfy such objective shall not constitute a break of this Agreement. Subject to the foregoing, the Sub-Advisor will vote proxies with respect to the securities and investments purchased with the assets of the Real Estate Securities Series' portfolio managed by the Sub-Advisor. The Sub-Advisor further agrees that it will:

          (a)  conform  with  all  applicable   rules  and  regulations  of  the
Securities and Exchange Commission.

          (b) select brokers and dealers to execute portfolio transactions for the Real Estate Securities Series and select the markets on or in which the transaction will be executed. In providing the Real Estate Securities Series with investment management, it is recognized that the Sub-Advisor will give primary consideration to securing the most favorable price and efficient execution considering all circumstances. Within the framework of this policy, the Sub-Advisor may consider the financial responsibility, research and investment information and other research services and products provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which the Sub-Advisor's other clients may be a party. It is understood that it is desirable for the Fund that the Sub-Advisor have access to brokerage and research services and products and security and economic analysis provided by brokers who may execute brokerage transactions at a higher cost to the Real Estate Securities Series than broker-dealers that do not provide such brokerage and research services. Therefore, in compliance with Section 28(e) of the Securities Exchange Act of 1934 (the "1934 Act"), the Sub-Advisor is authorized to place orders for the purchase and sale of securities for the Real Estate Securities Series with such brokers, that provide brokerage and research products and/or services that charge an amount of commission for effecting securities transactions in excess of the amount of commission another broker would have charged for effecting that transaction, provided the Sub-Advisor determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research products and/or services provided by such broker viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Advisor for this or other advisory accounts, subject to review by the Fund from time to time with respect to the extent and continuation of this practice. It is understood that the information, services and products provided by such brokers may be useful to the Sub-Advisor in connection with the Sub-Advisor's services to other clients. On occasions when the Sub-Advisor deems the purchase or sale of a security to be in the best interest of the Real Estate Securities Series as well as other clients of the Sub-Advisor, the Sub-Advisor, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price of lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, shall be made by the Sub-Advisor in the manner the Sub-Advisor considers to be the most equitable and consistent with its fiduciary obligations to the Real Estate Securities Series and to such other clients.

          (c) make available to the Advisor and the Fund's Board of Directors promptly upon their request all its investment records and ledgers relating to the Real Estate Securities Series to assist the Advisor and the Fund in their compliance with respect to the Real Estate Securities Series' securities transactions as required by the 1940 Act and the Investment Advisers Act of 1940 ("Advisers Act"), as well as other applicable laws. The Sub-Advisor will furnish the Fund's Board of Directors with respect to the Real Estate Securities Series such periodic and special reports as the Advisor and the Directors may reasonably request in writing.

          (d) maintain detailed records of the Fund's assets managed by the Sub-Advisor as well as all investments, receipts, disbursements and other transactions made with such assets. Such records shall be open to inspection and audit during Sub-Advisor's normal business hours upon reasonable notice by any person designated by the Advisor or the Fund. The Sub-Advisor shall provide to the Advisor or the Fund and any other party designated by either the Advisor or the Fund: (i) monthly statements of the activities with regard to the assets for the month and of the assets showing each asset at its cost and, for each security listed on any national securities exchange, its value at the last quoted sale price reported on the composite tape on the valuation date or, in the cases of securities not so reported, by the principal exchange on which the security traded or, if no trade was made on the valuation date or if such security is not listed on any exchange, its value as determined by a nationally recognized pricing service used by the Sub-Advisor specified by such pricing service on the valuation date, and for any other security or asset in a manner determined in good faith by the Sub-Advisor to reflect its then fair market value; (ii) statements evidencing any purchases and sales as soon as practicable after such transaction has taken place, and (iii) a quarterly review of the assets under management.

     3.   Expenses and Compensation.
          --------------------------

          (a) During the term of this Agreement, the Sub-Advisor will pay all expenses incurred by it, its staff and their activities, in connection with its portfolio management activities under this Agreement (except that brokerage costs shall be paid by the Fund). The Sub-Advisor shall not be responsible for any expense incurred by the Advisor or the Fund, except as provided in Section 6 below.

          (b) For the services provided to the Real Estate Securities Series, the Advisor will pay the Sub-Advisor the fees as set forth in Appendix B hereto at the times set forth in Appendix B hereto.

     4.   Representations and Warranties.
          -------------------------------

          (a) ADVISOR AND FUND. The Advisor and the Fund each represents and warrants to the Sub-Advisor that (i) the retention of the Sub-Advisor as contemplated by this Agreement is authorized by the respective governing documents of the Fund and the Advisor; (ii) the execution, delivery and performance of each of this Agreement and the Advisory Agreement does not violate any obligation by which the Fund or the Advisor or their respective property is bound, whether arising by contract, operation of law or otherwise; and (iii) each of this Agreement and the Advisory Agreement has been duly authorized by appropriate action of the Fund and the Advisor and when executed and delivered by the Advisor will be the legal, valid and binding obligation of the Fund and the Advisor, enforceable against the Fund and Advisor in accordance with its terms hereof subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law).

          (b) SUB-ADVISOR. The Sub-Advisor represents and warrants to the Advisor and the

Fund that (i) the retention of the Sub-Advisor as contemplated by this Agreement is authorized by the Sub-Advisor's governing documents; (ii) the execution, delivery and performance of this Agreement does not violate any obligation by which the Sub-Advisor or its property is bound, whether arising by contract, operation of law or otherwise; and (iii) this Agreement has been duly authorized by appropriate action of the Sub-Advisor and when executed and delivered by the Sub-Advisor will be the legal, valid and binding obligation of the Sub-Advisor, enforceable against the Sub-Advisor in accordance with its terms hereof, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law).

     5.   Books and Records; Custody.
          ---------------------------

          (a) In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Advisor hereby agrees that all records which it maintains for the Real Estate Securities Series are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Sub-Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act with respect to the Real Estate Securities Series and to preserve the records required by Rule 204-2 under the Advisers Act with respect to the Real Estate Securities Series for the period specified in the Rule.

          (b) Title to all investments shall be made in the name of the Fund, provided that for convenience in buying, selling, and exchanging securities (stocks, bonds, commercial paper, etc.), title to such securities may be held in the name of the Fund's custodian bank, or its nominee or as otherwise provided in the Fund's custody agreement. The Fund shall notify the Sub-Advisor of the identity of its custodian bank and shall give the Sub-Advisor 15 days written notice of any changes in such custody arrangements.

          Neither the Sub-Advisor, nor any parent, subsidiary or related firm, shall take possession of or handle any cash, securities, mortgages or deeds of trust, or other indicia of ownership of the Fund's investments, or otherwise act as custodian of such investments. All cash and the indicia of ownership of all other investments shall be held by the Fund's custodian bank.

          The Fund shall instruct its custodian bank to (a) carry out all investment instructions as may be directed by the Sub-Advisor with respect thereto (which may be orally given if confirmed in writing); and (b) provide the Sub-Advisor with all operational information necessary for the Sub-Advisor to trade on behalf of the Fund.

     6. INDEMNIFICATION. The Sub-Advisor agrees to indemnify and hold harmless the Advisor, the Fund, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act ("affiliated person") of the Advisor or the Fund (other than the Sub-Advisor) and each person, if any, who, within the meaning of
Section 15 of the Securities Act of 1933 (the "1933 Act"), controls ("controlling person") the Advisor or the Fund against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which the Advisor, the Fund or such affiliated person or controlling person may become subject under the 1933 Act,

1940 Act, the Advisers Act, or under any other statute, at common law or otherwise, which (1) may be based upon any wrongful act or omission by the Sub-Advisor, any of its employees or representatives or any affiliate of or any person acting on behalf of the Sub-Advisor or (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering the shares of the Fund or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon and accurately and completely reflects information furnished to the Fund or any affiliated person of the Fund by the Sub-Advisor or any affiliated person of the Sub-Advisor; provided, however, that in no case is the Sub-Advisor's indemnity in favor of the Advisor or the Fund or any affiliated person or controlling person of the Advisor or the Fund deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of his or its duties or by reason of his or its reckless disregard of obligations and duties under this Agreement or by reason of its violation of applicable law or regulations.

          The Fund and the Advisor each agrees not to hold the Sub-Advisor or any of its officers or employees liable for, and to indemnify and hold harmless, the Sub-Advisor and its directors, officers, employees, affiliated persons and controlling persons ("Indemnified Parties") against, any act or omission of any other Sub-Advisor providing investment management services to the Fund, and against any costs and liabilities the Indemnified Parties may incur as a result of a claim against the Indemnified Parties regarding actions taken in good faith exercise of their powers and responsibilities hereunder excepting matters as to which the Indemnified Parties have been negligent, engaged in willful misfeasance, bad faith, reckless disregard of the obligations and duties under this Agreement or have been in violation of applicable law or regulations.

     7. SERVICES NOT EXCLUSIVE. It is understood that the services of the Sub-Advisor are not exclusive, and nothing in this Agreement shall prevent the Sub-Advisor from providing similar services to other investment companies (subject to such restrictions as Sub-Advisor may agree to separately) or from engaging in other activities. When the Sub-Advisor recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Sub-Advisor recommends the purchase or sale of the same security for the Real Estate Securities Series, it is understood that such transactions will be executed on a basis that is fair and equitable to the Series.

     8. (a) DURATION. This Agreement shall become effective on the date hereof. Unless terminated as herein provided, this Agreement shall remain in full force and effective for a period of two years from the date of this Agreement, and shall continue in full force and effect for periods of one year thereafter so long as such continuance is approved at least annually (i) by either the Board of Directors of the Fund or by a vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Real Estate Securities Series, and (ii) by the Advisor, and (iii) by the vote of a majority of the Board of Directors of the Fund who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

          (b) TERMINATION. This Agreement may be terminated at any time, without payment of any penalty, by the Board of Directors of the Fund or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Real Estate Securities Series, or by the Advisor, on thirty (30) days written notice to the Sub-Advisor, or by the Sub-Advisor on like notice to the Board of Directors of the Fund and to the Advisor. Payment of fees earned through the date of termination shall not be construed as a penalty.

          (c) AUTOMATIC TERMINATION. This Agreement shall automatically and immediately terminate in the event of its assignment (within the meaning of the 1940 Act).

     9. AMENDMENTS. No provision of this agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought and no amendment of this Agreement shall be effective until approved by a vote of a majority of the outstanding voting securities of the Real Estate Securities Series, if such approval is required by applicable law.

     10.  Miscellaneous.
          --------------

          (a) This Agreement shall be governed by the laws of the State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or rules or orders of the SEC thereunder.

          (b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

          (c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

          (d) Nothing herein shall be construed as constituting the Sub-Advisor as an agent of the Fund or the Advisor.

          (e) This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties.

          (f) This Agreement may be executed in counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered, shall be deemed an original and all of which counterparts shall constitute but one and the same agreement.

     11. USE OF NAME. It is understood that the name "Lend Lease Rosen Real Estate Securities, LLC" or the name of any of its affiliates, or any derivative associated with those names, are the valuable property of the Sub-Advisor and its affiliates and that the Fund and/or the Fund's distributor have the right to use such name(s) or derivative(s) in offering materials and sales literature of the Fund so long as this Agreement is in effect. Upon termination of the Agreement the Fund shall forthwith cease to use such name(s) or derivative(s).

     12. RECEIPT OF BROCHURE. The Advisor and the Fund have received from Lend Lease Rosen Real Estate Securities, LLC the disclosure statement or "brochure" required to be delivered pursuant to Rule 204-3 of the Advisers Act, which disclosure statement or brochure was received by the Advisor and the Fund more than 48 hours prior to entering into this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                    LEND LEASE ROSEN REAL ESTATE SECURITIES, LLC

                                    By:
                                        ----------------------------------------

                                    President

                                    FREMONT INVESTMENT ADVISORS, INC.

                                    By:
                                       -----------------------------------------

                                    (Title)

                                    FREMONT MUTUAL FUNDS, INC.

                                    By
                                       -----------------------------------------

                                    (Title)

                                   APPENDIX A

                        TO PORTFOLIO MANAGEMENT AGREEMENT

                  Lend Lease Rosen Real Estate Securities, LLC
             Sub-Advisor to the Fremont Real Estate Securities Fund

INVESTMENT OBJECTIVES AND GUIDELINES

Overall Investment Objective:
-----------------------------

     The objective of the Fremont Real Estate Securities Fund is to obtain a combination of income and long-term capital appreciation by investing primarily in equity securities of companies in the real estate industry.

     Under normal market conditions, at least 65% of the Portfolio's total assets will be invested in equity securities of companies principally engaged in the real estate industry.

Policy and Guidelines for Sub-Advisor:
--------------------------------------

     The Sub-Advisor will adhere to the Investment Objective and to policies in the Fremont Real Estate Securities Fund prospectus and Statement of Additional Information.

Performance Objective for Sub-Advisor:
--------------------------------------

     The Sub-Advisor is expected to achieve a competitive rate of return over a 3 to 5 year time horizon and/or a complete market cycle, relative to other real estate securities funds as compiled by Lipper Analytical Services and/or Morningstar. A competitive rate of return is defined as Fund performance in the top one-third of such funds. Performance may be compared to other investments or indices of comparable quality as outlined in the Statement of Additional Information.

.................................................................................

     Notwithstanding anything to the contrary in this Agreement, in the event of a conflict between this Appendix A and the Real Estate Securities Series' registration statement filed with the SEC, as amended and supplemented from time to time (collectively, the "Prospectus"), the term of the Prospectus shall govern.

                                   APPENDIX B

                        TO PORTFOLIO MANAGEMENT AGREEMENT

                  Lend Lease Rosen Real Estate Securities, LLC
             Sub-Advisor to the Fremont Real Estate Securities Fund

                                SCHEDULE OF FEES

     Fremont Investment Advisors, Inc. will pay to Lend Lease Rosen Real Estate Securities, LLC a fee computed at the annual rate of 0.67% (67 basis points) of the average daily assets of the Real Estate Securities Fund under management by Lend Lease Rosen Real Estate Securities, LLC.

The Portfolio Management Agreement with the Sub-Advisor may be terminated by the Advisor or the Investment Company upon 30 days written notice. The Advisor has day-to-day authority to increase or decrease the amount of the Fund's assets under management by the Sub-Advisor.

Fees will be billed after the end of each calendar month. Fees will be prorated for any period less than one month and shall be due and payable within thirty
(30) days after an invoice has been delivered to Fremont Investment Advisors, Inc.

                                       -2-